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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2011

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UMH Properties, Inc.

(Exact name of registrant as specified in its charter)

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Maryland    001-12690       22-1890929

(State or other jurisdiction  (Commission    (IRS Employer

of incorporation)   File Number)    Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ     07728

(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (732) 577-9997

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 6, 2011, the Board of Directors adopted a resolution to increase the size of the Board from 7 to 9 directors and, to fill the resulting vacancies, appointed Mr. Jeffrey Carus as a Class II Director for the remaining term of Class II expiring in 2011 and appointed Mr. Michael Landy, Executive Vice President, as a Class I Director for the remaining term of Class I expiring in 2013.  Michael Landy is the son of Eugene W. Landy, Chairman and Founder of UMH, and the brother of Samuel A. Landy, President of UMH.  These appointments have been accepted, effective April 18, 2011.  There were no material arrangements or understandings, or any material plan or contract, between the new directors and any other persons regarding these appointments.

Item 7.01    Regulation FD Disclosure.

On April 19, 2011, the Company issued a press release announcing an increase to the size of the Board of Directors and the appointments of Mr. Jeffrey Carus and Mr. Michael Landy to the Board of Directors.

Item 9.01   Financial Statements and Exhibits.

(c)   Exhibits.

99.1

Press Release dated April 19, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMH Properties, Inc.

Date:  April 21, 2011

By:      /s/ Anna T. Chew

Name:

Anna T. Chew

Title:

Vice President and Chief Financial Officer

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